Investor Update Q4 2022 Peapack-Gladstone Bank Peapack Private Wealth Management The Q4 2022 Investor Update should be read in conjunction with the Q4 2022 Earnings Release issued on January 26, 2023. Exhibit 99.1

Statement Regarding Forward-Looking Information This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and may include expressions about Management’s strategies and Management’s expectations about financial results, new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: 1) our ability to successfully grow our business and implement our strategic plan, including our ability to generate revenues to offset the increased personnel and other costs related to the strategic plan; 2) the current or anticipated impact of military conflict, terrorism or other geopolitical events; 3) the impact of anticipated higher operating expenses in 2023 and beyond; 4) our ability to successfully integrate wealth management firm acquisitions; 5) our ability to manage our growth; 6) our ability to successfully integrate our expanded employee base; 7) a decline in the economy, in particular in our New Jersey and New York market areas, including potential recessionary conditions; 8) declines in our net interest margin caused by the interest rate environment (including the shape of the yield curve) and our highly competitive market; 9) declines in the value in our investment portfolio; 10) impact on our business from a pandemic event (including COVID-19) on our business, operations, customers, allowance for credit losses, and capital levels; 11) higher than expected increases in our allowance for loan and lease losses; 12) higher than expected increases in loan and lease losses or in the level of nonperforming loans; 13) changes in interest rates and the effects of inflation; 14) a decline in real estate values within our market areas; 15) legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) that may result in increased compliance costs; 16) changes in monetary policy by the Federal Reserve Board; 17) changes to tax or accounting matters; 18) successful cyberattacks against our IT infrastructure and that of our IT providers; 19) higher than expected FDIC insurance premiums; 20) adverse weather conditions; 21) our ability to successfully generate business in new geographic markets; 22) a reduction in our lower-cost funding sources; 23) our ability to adapt to technological changes; 24) claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; 25) our ability to retain key employees; 26) demands for loans and deposits in our market areas; 27) adverse changes in securities markets and 28) other unexpected material adverse changes in our operations or earnings. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements.   2

Core EPS $1.15; ROA 1.36%; ROE 16.09%; ROTE 17.69%.* Net interest margin up 14 bps compared to linked quarter and 66 bps YOY to 3.12%. Efficiency Ratio 52%. Continued strong asset quality; well-diversified loan portfolio. Wealth Management fees of $13.0MM comprised 20% of total revenue for the quarter. AUM/AUA totaled $10B at quarter end. Gross client inflows totaled $295MM ($236MM managed) for the quarter; $1B ($741MM managed) year-to-date. Core deposits 92% of total deposits. 140,700 shares repurchased at a cost of $5.2MM. Tangible book value positive for the year; and up $1.16 (4.4%) to $27.26 per share for Q4. Deposit betas for the quarter were 49% and 14% for the year. Launched multi-year “white glove” hospitality client experience initiative. Q4 2022 Highlights 3 * See Non-GAAP financial measures reconciliation table.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Continued Strong Revenue and Profitability Momentum Q4 2022

(Dollars in thousands, except per share data)

	Q4 2021 As Reported	**Q4 2021 Adjusted**	Q3 2022 As Reported	**Q3 2022 Adjusted**	Q4 2022 As Reported	**Q4 2022 Adjusted**
Net-Interest Income Before Provision	$37,212	**$37,212**	$45,525	**$45,525**	$48,040	**$48,040**
Wealth Management Fee Income	13,962	13,962	12,943	12,943	12,983	12,983
Capital Markets Fee Income*	3,521	3,521	784	784	950	950
Other Noninterest Income [1]	1,481	1,885	2,656	3,227	2,879	2,551
Total Noninterest Income	18,964	19,368	16,383	16,954	16,812	16,484
Total Operating Expense [2]	31,704	30,811	33,560	33,560	33,412	33,212
Pre-tax Income Before Provision for Credit Loss	24,472	25,769	28,348	28,919	31,440	31,312
Provision for Credit Losses	3,750	3,750	599	599	1,930	1,930
Income Before Taxes	20,722	22,019	27,749	28,320	29,510	29,382
Income Tax Expense [3]	5,867	6,224	7,623	7,780	8,931	8,334
Net Income	$14,855	$15,795	$20,126	$20,540	$20,579	$21,048
Total Revenue	$56,176	$56,580	$61,908	$62,479	$64,852	$64,524
Earnings Per Share (diluted)	$0.78	**$0.83**	$1.09	**$1.12**	$1.12	**$1.15**
Return on Average Assets Annualized (ROAA)	0.96%	1.02%	1.30%	1.33%	1.33%	1.36%
Return on Average Equity Annualized (ROAE)	10.94%	11.63%	15.21%	15.53%	15.73%	16.09%
Return on Average Tangible Common Equity Annualized (ROATCE) [4]	12.03%	12.79%	16.73%	17.07%	17.30%	17.69%
Efficiency Ratio	56.44%	54.46%	54.21%	53.71%	51.52%	51.47%

+29% YOY & 6% Linked Qtr

+39% YOY & 3% Linked Qtr

*Capital Markets consists of Mortgage Banking, SBA Lending, Corporate Advisory and Back-to-Back Swap fee income.

1 Q4 2022 Adjusted excluded life insurance proceeds ($25,000), gain on sale of property ($275,000), and fair value adjustment gain for CRA equity securities ($28,000); Q3 2022 Adjusted excluded fair value adjustment loss for CRA equity securities ($571,000); Q4 2021 Adjusted excluded fair value adjustment loss for CRA equity securities ($139,000), loss on sale of loans held at lower of cost or fair value ($265,000). See Non-GAAP financial measures reconciliation table.

2 Q4 2022 Adjusted excluded expense related to accelerated restricted stock vesting related to one employee ($200,000); Q4 2021 Adjusted excluded swap valuation expense ($893,000). See Non-GAAP financial measures reconciliation table.

3 Q4 2022 Adjusted excluded income tax expense related to prior periods brought about by a recent New York City nexus determination change ($563,000). See Non-GAAP financial measures reconciliation table.

4 Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income. See Non-GAAP financial measures reconciliation table.

4

5 *Capital Markets consists of Mortgage Banking, SBA Lending, Corporate Advisory and Back-to-Back Swap fee income. 1 YTD 2022 Adjusted excluded loss on sale of securities due to a balance sheet reposition strategy ($6.6MM), fair value adjustment loss for CRA equity securities ($1.7MM), life insurance proceeds ($25,000), gain on sale of property ($275,000); YTD 2021 Adjusted excluded a benefit of life insurance proceeds ($153,000), gain on loans held for sale at lower of cost or fair value ($1.1MM), income related to the referral of PPP loans ($722,000), loss related to the termination of interest rate swaps ($842,000), and fair value adjustment loss for CRA equity securities ($432,000). See Non-GAAP financial measures reconciliation table. 2 YTD 2022 Adjusted and YTD 2021 Adjusted excluded severance expense related to certain staff reorganization within several areas of the Bank ($1.5MM); YTD 2022 Adjusted excluded expense related to accelerated restricted stock vested related to one employee ($200,000); YTD 2021 Adjusted excluded expense related to the redemption of subordinated debt ($648,000), swap valuation expense ($2.2MM). See Non-GAAP financial measures reconciliation table. 3 Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income.  See Non-GAAP financial measures reconciliation table. Continued Strong Revenue and Profitability Momentum YTD 2022 +28% YOY (Dollars in thousands, except per share data) +43% YOY

6 NIM (as reported) (%) Net Interest Margin Continues to Expand +27% YOY

Despite Capital Markets Volatility, Fee Income Has Remained Resilient 7 *Capital Markets consists of Corporate Advisory, Mortgage Banking, SBA Lending, and Back-to-Back Swap fee income. 1 YTD 2021 Adjusted excluded a benefit of life insurance proceeds ($153,000), gain on loans held for sale at lower of cost or fair value ($1.1MM), income related to the referral of PPP loans ($722,000),    loss related to the termination of interest rate swaps ($842,000), and fair value adjustment loss for CRA equity securities ($432,000). See Non-GAAP financial measures reconciliation table. 2 YTD 2022 Adjusted excluded loss on sale of securities due to a balance sheet reposition strategy ($6.6MM), fair value adjustment loss for CRA equity securities ($1.7MM), life insurance proceeds ($25,000), and gain on sale of property ($275,000). See Non-GAAP financial measures reconciliation table. Total Noninterest Income as a % of Total Revenue: 34% 30% 2021 $71.2MM $74.4MM In 000’s $54.7MM $53.0MM +5% YOY 2022 1 2

AUM/AUA (000s) Fees (000s) Peapack Private Wealth Management 8 $9.9B AUM/AUA 37% EBITDA Margin YTD 2022 18.7% 2017-2022 CAGR $3.5MM Avg Relationship $1B YTD 2022 Gross Inflows

9 Peapack Private Wealth Management New Business Inflows AUM/AUA (000s) $701,000 $1,070,000 $843,000 $777,000

Commercial Banking Continues Our Diversification from CRE* (Total construction exposure <1%) 10 $2.8B Outstandings 54% of Total Loans $6.8MM SBA Fees YTD $2.2MM Unused LOC Fees YTD (in millions) $1,585 *NOTE: Excludes MFL which totaled $1.9B as of 12/31/2022. $2,100 $2,474 $2,658 $2,537 $2,839 $3.9MM Account Analysis Fees YTD $1.7MM Corporate Advisory Fees YTD 5 Year C&I CAGR 18% vs no growth for CRE

11 Multifamily Residential /Consumer NOO CRE Commercial & Industrial Diversified Loan Portfolio Loan Mix as of 12/31/2022 Gross Loans: $5.30 billion Note: Gross loans include loans held for sale. ($2,214MM) ($1,864MM) ($625MM) ($598MM)

Diversification within C&I Lending 12 C&I Loans constitute 42% ($2.2B) of the total loan portfolio and includes 291 distinct NAICS codes.

13 A Well-Diversified Non-Owner Occupied CRE Portfolio Segments experiencing market stress are conservatively underwritten with low LTVs and solid DSCR Non-Owner Occupied CRE constitutes 12% ($625MM) of the total loan portfolio. LTV 51.1% DSCR 1.51x LTV 57.5% DSCR 1.54x LTV 52.4% DSCR 1.63x LTV 50.6% DSCR 1.49x LTV 58.0% DSCR 1.54x LTV 45.3% DSCR 1.32x

High Quality Multifamily Loan Portfolio 14 Multifamily Portfolio Balance % (in $MM's) NY (Rent Regulated) $906 48.6% NY (Market Rent) $110 5.9% NJ (Rent Regulated) $338 18.1% NJ (Market Rent) $247 13.3% PA (Rent Regulated) $11 0.6% PA (Market Rent) $252 13.5% TOTAL $1,864 100.0% Rent Regulated $1,254 67.3% Market Rent $610 32.7% TOTAL $1,864 100.0% Current LTV 63.9% Current DSCR 1.44x Current Debt Yield 8.5% Multifamily constitutes 35% ($1.9B) of the total loan portfolio.

15 A Well-Seasoned Residential Mortgage and Consumer Loan Portfolio Residential Mortgage and Consumer Loans constitute 11% ($598MM) of the total loan portfolio.

NPAs / Assets (%) ALLL (ACL) / Non-Performing Loans (%) 1 30-89 Days Past Due / Gross Loans (%) Credit Quality Metrics 16 Classified Loans / Gross Loans (%) 1 Commencing on 01/01/2022, the allowance calculation is based on the CECL methodology.  Prior to 01/01/2022, the calculation was based on the incurred loss methodology. Provision to roll forward the ACL excludes a credit of $173,000 at 12/31/2022, a credit of $66,000 at 09/30/2022, related to off-balance sheet commitments.

Personal Banking* 17 $325MM average deposits per personal banking location** New York City MSA with branches in 3 of top 15 wealthiest US counties #1 Deposit Growth in Top 10 14% CAGR since 2012 92% Core Unique private banking service model Growth Upside 6% market share in an $89B deposit market *Natural Market Area defined within boundaries in map as geography within 5 miles of all branch locations. Red markers are branches to be closed in February 2023. **Total Deposits as of December 31, 2022. Three personal banking office closures effective mid-February 2023, marked in red on the map, have been removed from the calculation. ***Loans as of December 31, 2022. $598MM Residential/Consumer Loans***

18 PGC’s Comparative Valuation to Wealth Management Peers Note: Pricing data as of 01/18/2023; TBV as reported for the period ended 09/30/2022 and not pro forma for pending acquisitions. Wealth Management Institutions: UVSP – Univest Financial Corp., CATC – Cambridge Bancorp, WSFS – WSFS Financial Corporation, TMP - Tompkins Financial Corporation, and WASH – Washington Trust Bancorp. Source: S&P Global Market Intelligence Price/TBV

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Wealth Management Peer Comparables

Financials at and for the nine months ended September 30, 2022		Balance Sheet					YTD Profitability								Valuation as of January 18, 2023				
Company	Ticker	Assets ($M)	Loans/ Deps. (%)	LLR/ Gross Loans (%)	NPAs / Assets (%)	TCE / TA (%)	Core ROAA (%)	Core ROAE (%)	NIM (%)	Cost of Deps. (%)	Fee Inc / AA (%)	Fee Inc / Rev. (%)	NIX / AA (%)	Effic. Ratio (%)	Price / TBV (%)	Price / 2023E EPS (x)	Price / 2024E EPS (x)	Core Deposit Prem. (%)	Market Cap ($M)
Univest Financial Corp.	UVSP	6,907	101.1	1.28	0.47	8.55	1.10	9.9	3.24	0.29	1.09	26.7	2.62	62.9	129	8.6	8.1	2.9	742
Cambridge Bancorp	CATC	5,143	84.8	0.96	0.12	7.70	1.09	12.5	2.85	0.20	0.84	23.7	2.07	57.8	147	9.1	8.2	4.4	641
Washington Trust	WASH	6,408	95.6	0.76	0.30	5.74	1.24	14.5	2.70	0.36	1.09	29.9	2.13	57.6	221	10.6	9.9	9.9	804
Tompkins Financial	TMP	7,780	75.1	0.86	0.45	6.21	1.14	13.5	3.05	0.16	1.01	25.7	2.45	61.5	227	12.3	12.2	8.9	1,083
WSFS Financial Corp.	WSFS	19,985	70.0	1.24	0.19	5.76	1.26	10.5	3.44	0.10	1.22	28.7	2.43	55.0	267	9.0	9.0	11.0	2,904
	High	19,985	101.1	1.28	0.47	8.55	1.26	14.5	3.44	0.36	1.22	29.9	2.62	62.9	267	12.3	12.2	11.0	2,904
	Mean	9,245	85.3	1.02	0.31	6.79	1.17	12.2	3.05	0.22	1.05	26.9	2.34	59.0	198	9.9	9.5	7.4	1,235
	Median	6,907	84.8	0.96	0.30	6.21	1.14	12.5	3.05	0.20	1.09	26.7	2.43	57.8	221	9.1	9.0	8.9	804
	Low	5,143	70.0	0.76	0.12	5.74	1.09	9.9	2.70	0.10	0.84	23.7	2.07	55.0	129	8.6	8.1	2.9	641
Peapack-Gladstone	**PGC**	**6,087**	**97.7**	**1.15**	**0.26**	**7.75**	**1.31**	**15.3**	**2.83**	**0.38**	**1.25**	**31.2**	**2.11**	**51.7**	**135**	**8.0**	**7.7**	**3.3**	**625**
Rank out of 6:		*5*	*2*	*3*	*3*	*2*	*1*	*1*	*5*	*6*	*1*	*1*	*2*	*1*	*5*	*6*	*6*	*5*	*6*

Note: Core earnings exclude nonrecurring operating incomes & expenses such as losses on securities sales, restructuring expenses, severance expenses, and merger-related expenses. Core deposits defined as total deposits less time deposits greater than $250k and all brokered deposits.
Source: S&P Global Market Intelligence.

19

PGC Valuation: Sum-of-the-Parts Analysis (implied bank value trading at 89% TBV) 20 Assuming M&A EBITDA multiples of 12-15x for established and growing wealth management firms indicates substantial embedded value in Peapack Private Wealth Management (PPWM):

Current valuation lags wealth management peers despite favorable key performance metrics. $10B AUM/AUA ($55MM annualized revenue) wealth management business provides a differentiated business model with significant barriers to entry. This will continue to deliver superior shareholder value. Wealth management, commercial banking and capital markets activities provide diverse sources of fee income and a stable revenue stream over time. (Negligible reliance on mortgage banking activities.) Total adjusted fee income 30% of total revenue for YTD 2022. Attractive geographic franchise. Operates in 3 of the top 15 wealthiest counties in the U.S. Highly efficient personal banking branch network with average deposits per branch of $325MM*. Core deposits totaled 92% of total deposits. Diversified loan portfolio should perform well through the economic cycle. Investment grade ratings from both Moody’s and Kroll. ABA Best Banks To Work For five years in a row. Compelling Investment Considerations 21 *Excludes the three personal banking office closures effective mid-February 2023.

Appendix Peapack-Gladstone Bank

23 Quarterly Balance Sheet Summary (Dollars in thousands)

24 1 Amounts reflect TDRs that are paying according to restructured terms. 2 Excludes TDRs included in nonaccrual loans in the following amounts:  $13.4MM 12/31/2022; $12.9MM at 09/30/2022; and $1.1MM at 12/31/2021. 3 Includes $4.5MM outstanding to U.S. governmental entities at 12/31/2022. 4 Commencing on 01/01/2022, the allowance calculation is based on the CECL methodology.  Prior to 01/01/2022, the calculation was based on the incurred loss methodology. Provision to roll forward the ACL excludes a credit of $173,000 at 12/31/2022, a credit of $66,000 at 09/30/2022, related to off-balance sheet commitments. 5 Net charge-offs for the quarter ended 12/31/2022 included a charge-off of $1.2MM of a previous established specific reserve on one commercial real estate loan. 6 Total ACL less specific reserves equals general ACL. Asset Quality (Dollars in thousands)

25 1 Tangible equity and tangible assets are calculated by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. Tangible equity as a percentage of tangible assets at period end is calculated by dividing tangible equity by tangible assets at period end.  See Non-GAAP financial measures reconciliation table. 2 Tangible book value per share excludes intangible assets.  Tangible book value per share is calculated by dividing tangible equity by period end common shares outstanding.  See Non-GAAP financial measures reconciliation table. 3 Excludes other comprehensive loss of $74.2MM for the quarter ended 12/31/2022, $75.0MM for the quarter ended 09/30/2022, and $12.4MM for the quarter ended 12/31/2021. See Non-GAAP financial measures reconciliation table. Capital Summary

Quarter Non-GAAP Financial Measures Reconciliation 26 1 Q4 2022 Adjusted excluded life insurance proceeds ($25,000), gain on sale of property ($275,000), and fair value adjustment gain for CRA equity securities ($28,000); Q3 2022 Adjusted excluded fair value adjustment loss for CRA equity securities ($571,000); Q4 2021 Adjusted excluded fair value adjustment loss for CRA equity securities ($139,000), loss on sale of loans held at lower of cost or fair value ($265,000). 2 Q4 2022 Adjusted excluded expense related to accelerated restricted stock vesting related to one employee ($200,000); Q4 2021 Adjusted excluded swap valuation expense ($893,000). 3 Q4 2022 Adjusted excluded income tax expense related to prior periods brought about by a recent New York City nexus determination change ($563,000). 4 Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income.  5 Efficiency Ratio calculated by dividing total noninterest expense, by net interest income and total noninterest income. We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios.  Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures.  As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies. Quarterly Income Statement Summary (Dollars in thousands, except per share data)

Quarter Non-GAAP Financial Measures Reconciliation (Dollars in thousands, except per share data) 27 We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios.  Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures.  As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies.

YTD Non-GAAP Financial Measures Reconciliation 28 1 YTD 2022 Adjusted excluded loss on sale of securities due to a balance sheet reposition strategy ($6.6MM), fair value adjustment loss for CRA equity securities ($1.7MM), life insurance proceeds ($25,000), gain on sale of property ($275,000); YTD 2021 Adjusted excluded a benefit of life insurance proceeds ($153,000), gain on loans held for sale at lower of cost or fair value ($1.1MM), income related to the referral of PPP loans ($722,000), loss related to the termination of interest rate swaps ($842,000), and fair value adjustment loss for CRA equity securities ($432,000). 2 YTD 2022 Adjusted and YTD 2021 Adjusted excluded severance expense related to certain staff reorganization within several areas of the Bank ($1.5MM); YTD 2022 Adjusted excluded expense related to accelerated restricted stock vested related to one employee ($200,000); YTD 2021 Adjusted excluded expense related to the redemption of subordinated debt ($648,000), swap valuation expense ($2.2MM). 3 Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income.  4 Efficiency Ratio calculated by dividing total noninterest expense, by net interest income and total noninterest income. We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios.  Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures.  As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies. YTD Income Statement Summary (Dollars in thousands, except per share data)

YTD Non-GAAP Financial Measures Reconciliation (Dollars in thousands, except per share data) 29 We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios.  Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures.  As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies.

Peapack-Gladstone Financial Corporation 500 Hills Drive, Suite 300 P.O. Box 700 Bedminster, New Jersey 07921 (908) 234-0700 www.pgbank.com Douglas L. Kennedy President & Chief Executive Officer (908) 719-6554 dkennedy@pgbank.com Frank A. Cavallaro Senior EVP & Chief Financial Officer (908) 306-8933 fcavallaro@pgbank.com John P. Babcock Senior EVP & President of Peapack Private Wealth Management (908) 719-3301 jbabcock@pgbank.com Contacts Corporate Headquarters Contact 30